SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 16, 2003

ADAPTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard Milpitas, CA 95035
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Item 5.  Other Items

On December 16, 2003, Adaptec, Inc. issued a press release announcing that it intended to offer $150 million of convertible senior subordinated notes to qualified institutional buyers in accordance with Rule 144A of the Securities Act of 1933, as amended.  A copy of Adaptec’s press release dated December 16, 2003 is attached as Exhibit 99.1 and is incorporated herein by reference.

On December 17, 2003, Adaptec issued a press release announcing that it had priced its offering of $200 million of convertible senior subordinated notes due 2023, an increase over the $150 million aggregate principal amount previously announced.  Adaptec also announced that it granted the initial purchasers a 30-day option to purchase up to an additional $25 million in principal amount of the notes. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 7.        Financial Statements and Exhibits

(c)             Exhibits

Exhibit Nos.	Description of Exhibits

99.1	Press release issued by Adaptec, Inc. on December 16, 2003.

99.2	Press release issued by Adaptec, Inc. on December 17, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2003

ADAPTEC, INC.

By:	/s/ Marshall L. Mohr
Marshall L. Mohr
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Nos.	Description of Exhibits

99.1	Press release issued by Adaptec, Inc. on December 16, 2003.

99.2	Press release issued by Adaptec, Inc. on December 17, 2003.